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                                    EXHIBIT 1
                  IDENTITY OF EXECUTIVE OFFICERS AND DIRECTORS

1.   ONEOK Texas Resources, Inc. (Reporting Person)

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Name                    Positions                                Address
----                    ---------                                -------
David Kyle              Director, Chairman of the Board,         612 North Polk
                        President & Chief Executive Officer      Amarillo, TX 79107

James C. Kneale         Director, Senior Vice President,         612 North Polk
                        Treasurer, Chief Financial Officer       Amarillo, TX 79107
                        & Corporate Secretary
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2.   ONEOK Resources Company

Name                    Positions                                Address
----                    ---------                                -------

David L. Kyle           Chairman of the Board and Chief          100 W. 5th St.
                        Executive Officer & Director             Tulsa, OK 74103

J.D. Holbird            President & Director                     100 W. 5th St.
                                                                 Tulsa, OK 74103

John A. Gaberino, Jr.   Senior Vice President, General           100 W. 5th St.
                        Counsel, Chief Legal Officer &           Tulsa, OK 74103
                        Corporate Secretary

James C. Kneale         Senior Vice President, Treasurer, &      100 W. 5th St.
                        Chief Financial Officer                  Tulsa, OK 74103

Edmund J. Farrell       Senior Vice President - Administration   100 W. 5th St.
                                                                 Tulsa, OK 74103

Beverly C. Monnet       Vice President, Controller, & Chief      100 W. 5th St.
                        Accounting Officer                       Tulsa, OK 74103

Kenneth D. Lovell       Vice President - Acquisitions &          100 W. 5th St.
                        Exploration                              Tulsa, OK 74103

William Clark           Vice President - Engineering &           100 W. 5th St.
Southmayd               Operations                               Tulsa, OK 74103

George W. Drake         Vice President - Marketing               100 W. 5th St.
                                                                 Tulsa, OK 74103

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3.   ONEOK, Inc.

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Name                    Positions                                       Address
----                    ---------                                       -------

David L. Kyle           Director, Chairman of the Board,                100 W. 5th St.
                        President & Chief Executive Officer             Tulsa, OK 74103-4298

John A. Gaberino, Jr.   Senior Vice President, General Counsel, Chief   100 W. 5th St.
                        Legal Officer & Corporate Secretary             Tulsa, OK 74103-4298

James C. Kneale         Senior Vice President, Treasurer, and Chief     100 W. 5th St.
                        Financial Officer                               Tulsa, OK 74103-4298

Edmund J. Farrell       Senior Vice President - Administration          100 W. 5th St.
                                                                        Tulsa, OK 74103-4298

Eugene N. Dubay         President - Kansas Gas Service Company          100 W. 5th St.
                                                                        Tulsa, OK 74103-4298

Samuel Combs, III       President - Oklahoma Natural Gas Company        100 W. 5th St.
                                                                        Tulsa, OK 74103-4298

John W. Gibson          President - Energy                              100 W. 5th St.
                                                                        Tulsa, OK 74103-4298

J.D. Holbird            President & Director                            100 W. 5th St.
                                                                        Tulsa, OK 74103

Christopher R. Skoog    President of ONEOK Energy Marketing             100 W. 5th St.
                        And Trading Company                             Tulsa, OK 74103

Beverly C. Monnet       Vice President, Controller, & Chief             100 W. 5th St.
                        Accounting Officer                              Tulsa, OK 74103-4298
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
Douglas T. Lake         Director                                        100 W. 5th St.
                        Director, Executive Vice President & Chief      Tulsa, OK 74103-4298
                        Strategic Officer, Western Resources, Inc.
                        Chairman of the Board of Protection One, Inc.
                        and Director of Guardian International, Inc.
                        Topeka, Kansas

Douglas Ann             Director                                        100 W. 5th St.
Newsom, Ph.D.           Professor, Texas Christian Univ., Director,     Tulsa, OK 74103-4298
                        Catholic Charities, Diocese of Ft. Worth
                        Fort Worth, Texas

J. C. Scott             Director                                        100 W. 5th St.
                                                                        Tulsa, OK 74103-4298

John B. Dicus           Director                                        100 W. 5th St.
                        President & Chief Operating Officer,            Tulsa, OK 74103-4298
                        Director, Capitol Federal Savings Bank and
                        Capitol Federal Financial
                        Director, Heartland Community Bankers
                        Association, Amerus Annuity Group and,
                        Title Midwest, Inc. and Board Chair for
                        United Way of Greater Topeka, Kansas

William M. Bell         Director                                        100 W. 5th St.
                        Vice Chairman - Trust & Investment              Tulsa, OK 74103-4298
                        Management, BancFirst, Oklahoma City,
                        Oklahoma

Douglas R.              Director                                        100 W. 5th St.
Cummings                Chairman of the Board, Cummings Oil             Tulsa, OK 74103-4298
                        Company, Oklahoma City, Oklahoma

Edwyna G.               Director                                        100 W. 5th St.
Anderson                                                                Tulsa, OK 74103-4298

William L. Ford         Director                                        100 W. 5th St.
                        President, Shawnee Milling Company              Tulsa, OK 74103-4298
                        Shawnee, Oklahoma

Bert H. Mackie          Director                                        100 W. 5th St.
                        President & Director, Security National Bank,   Tulsa, OK 74103-4298
                        Enid, Oklahoma

Gary D. Parker          Director                                        100 W. 5th St.
                        President, Moffitt, Parker & Company, Inc.      Tulsa, OK 74103-4298
                        Director, First Muskogee Financial Corp.
                        Muskogee, Oklahoma

Pattye L. Moore         Director                                        100 W. 5th St.
                        President-Sonic Corp.                           Tulsa, OK 74103-4298
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